                                                                    EXHIBIT 99.4

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER (TIN) ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER NAME AND IDENTIFICATION NUMBER TO GIVE THE PAYER. Social security numbers (SSNs) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the name and number to give the requestor.


------------------------------ ------------------------     --------------------------------- ------------------------
FOR THIS TYPE OF ACCOUNT:      GIVE NAME AND SSN OF:        FOR THIS TYPE OF ACCOUNT:         GIVE NAME AND EIN OF:
------------------------------ ------------------------     --------------------------------- ------------------------
1.  Individual                 The individual               6.   Sole proprietorship or       The owner(3)
                                                                 single-owner LLC
2.  Two or more individuals    The actual owner of
    (joint account)            the account or, if           7.   A valid trust, estate or     The legal entity(4)
                               combined funds, the               pension trust
                               first individual on
                               the account(1)               8.   Corporate or LLC electing    The corporation
                                                                 corporate status on Form
3.  Custodian account of a     The minor(2)                      8832
    minor (Uniform Gift to
    Minors Act)                                             9.   Association, club,           The organization
                                                                 religious, charitable,
4.  a.   The usual revocable   The grantor-trustee(1)            educational or other
    savings trust account                                        tax-exempt organization
    (grantor is also trustee)
                                                            10.  Partnership or               The partnership
    b.   So-called trust       The actual owner(1)               multi-member LLC
    account that is not a
    legal or valid trust                                    11.  A broker or registered       The broker or nominee
    under state law                                              nominee

5.  Sole proprietorship or     The owner(3)                 12.  Account with the             The public entity
    single-owner LLC                                             Department of Agriculture
                                                                 in the name of a public
                                                                 entity (such as a state or
                                                                 local government, school
                                                                 district or prison) that
                                                                 receives agricultural
                                                                 program payments
------------------------------ ------------------------     --------------------------------- ------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2)    Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or your EIN (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

HOW TO GET A TIN

         If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

       The following is a list of payees specifically exempted from backup withholding:

(1) An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

(2)    The United States or of any of its agencies or instrumentalities.

(3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(4) A foreign government or any of its political subdivisions, agencies or instrumentalities.

(5) An international organization or any of its agencies or instrumentalities.

       Other payees that may be exempt from backup withholding include:

(6)    A corporation.

(7)    A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission

(10)   A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)   A common trust fund operated by a bank under section 584(a).

(13)   A financial institution.

(14)   A middleman known in the investment community as a nominee or custodian.

(15)   A trust exempt from tax under section 664 or described in section 4947.

         Exempt payees described at left should file Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the payer a completed Form W-8, Certificate of Foreign Status.

PRIVACY ACT NOTICE.

         Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information with the IRS to report interest, dividends and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may also provide this information to the Department of Justice for criminal and civil litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.

         You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28 percent of taxable interest, dividend and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

         (1) FAILURE TO FURNISH TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

         (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

         (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

         (4) MISUSE OF TINS. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

         FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.